Exhibit 10.27

MOOG INC.

DEFERRED COMPENSATION PLAN FOR DIRECTORS AND OFFICERS

Adopted October 1, 1980
Amended and Restated January 1, 2005

Section 1.    Effective Date. The original effective date of this Plan is

October 1, 1980. The effective date of the amended and restated Plan document is January 1, 2005.

Section 2.    Eligibility. Any Director of Moog Inc. (the “Company”) who is

not an officer or employee of the Company or a subsidiary of the Company, as well as any elected Officer of the Company, is eligible to participate in the Plan. Eligibility does not extend to directors or officers of any affiliate or subsidiary, or to appointed officers, unless the specific director or officer is declared eligible by the Board of Directors of the Company (the “Board”).

Section 3.    Deferred Compensation Account. The Committee will establish and maintain, for each participant who elects to defer a portion of his or her compensation, a Deferred Compensation Account solely for the purpose of measuring the alternative amounts to be ultimately paid out to participants, the value of which will be measured, in part, by the monetary equivalent of shares of the Company’s Class A common stock, $1.00 par value (“Class A Shares”) as provided in subsequent sections of this Plan.

Section 4.    Amount of Deferral. A Director participant, in the manner

described in Section 8, may elect to defer receipt of all or a specified part of the compensation otherwise payable to the Director participant for service on the Board. An Officer participant, in

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Exhibit 10.27

the manner described in Section 8, may elect to defer receipt of all or a specified part of the compensation otherwise payable to the Officer participant under any management profit sharing or incentive compensation plan of the Company. Deferred compensation will be credited to the participant’s Deferred Compensation Account (on the dual bases set out in Sections 5 and 6 for contributions made prior to March 30, 2002, but using only the interest crediting method set out in Section 5 for amounts deferred after March 29, 2002) on the date the deferred compensation would otherwise be payable to the participant.

Section 5.    Credit to Account. For all contributions, an amount equal to the participant’s deferred compensation will be credited to his Deferred Compensation Account and a running balance will be kept of all credited sums, together with a monthly credit of the accrued compounded interest thereon at the average six-month Treasury Bill rate for that month.

Section 6. Share Equivalent Credit to Account. In addition, for contributions of deferred compensation made prior to March 30, 2002 only, the closing price of Class A Shares on the New York or American Stock Exchange, as the case may be, on the date the deferred compensation is credited, as provided in Section 4, will be determined and divided into the total amount of the participant’s deferred compensation to establish a Class A Share equivalent number that will be credited to the participant’s Deferred Compensation Account on the date of the contribution. No interest will accrue to the monetary value of the share equivalent number, but this share equivalent number will be credited with dividends, if any, in the manner described in Section 7.

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Exhibit 10.27
Section 7.    Dividend Credit. Until a participant terminates service as an

Officer or Director, and is no longer employed by or serving as a consultant to the Company, the participant’s Deferred Compensation Account will be credited, from time to time and prior to March 30, 2002, with an additional Class A Share equivalent number determined by dividing the amount of any dividends that would be payable on Class A Shares equal to the Class A Share equivalent number credited to each participant’s Deferred Compensation Account, by the closing price of Class A Shares on the New York or American Stock Exchange, as the case may be, on the record date for those dividends. After termination as an Officer or Director, as well as termination of employment or services as a consultant, an individual’s Deferred Compensation Account, until paid in full, will continue to be credited with interest as provided in Section 5, but will not be credited with any additional equivalent of Class A Shares.

Section 8.    Time of Election of Deferral. A participant’s election under

Section 4 to defer compensation payable during a calendar year generally must be made not later than December 31 of the preceding calendar year. Unless the election is revoked or a new election is made, the election will remain in effect and be applied to compensation paid in any subsequent calendar year. Notwithstanding the foregoing:

1.With respect to any compensation payable during the calendar year under a management profit sharing or incentive compensation plan of the Company that qualifies as performance-based compensation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), an Officer participant’s election may be made as late as the date that is six months before the end of the performance period for which the performance-based

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Exhibit 10.27

compensation is earned. For example, if the performance period is the Company’s fiscal year ending September 30 of the calendar year, an Officer participant’s election may be made as late as March 30 of that calendar year.

2.A new Officer or Director of the Company who first becomes eligible for the Plan during the course of a calendar year may make an election under Section 4 to defer compensation payable during that year, provided that (i) the election is made no later than the 30th day after the date the Officer or Director is first eligible for the Plan, and (ii) the election applies only to compensation payable after the election is made. Notwithstanding the preceding sentence, with respect to any compensation payable to an Officer participant under a management profit sharing or incentive compensation plan of the Company that qualifies as performance-based compensation under Code Section 409A, where the deferral election is made in the first year of eligibility but after the beginning of the service period, the election will be deemed to apply to compensation payable after the election is made if the election applies to the portion of the compensation equal to the total amount of the compensation for the service period multiplied by the ratio of the number of days remaining in the performance period after the election over the total number of days in the performance period.

Section 9.    Revocations of Deferral Elections. A deferral election will remain in effect until the participant submits a new deferral election, or until the participant revokes the deferral election, or until the participant ceases to be an Officer or Director, whichever occurs first. A participant who no longer wishes to defer future compensation must revoke his deferral election by providing written notice to the Company. A new deferral election or a written

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Exhibit 10.27
revocation of a deferral election generally will take effect on the first day of the calendar year following the close of the year in which the revocation or deferral election is filed with the Company. Notwithstanding the foregoing:

1.With respect to any compensation payable during the calendar year under a management profit sharing or incentive compensation plan of the Company that qualifies as performance-based compensation under Code Section 409A, an Officer participant’s new deferral election or a written revocation of a deferral election may be made as late as the date that is six months before the end of the performance period for which the performance-based compensation is earned. For example, if the performance period is the Company’s fiscal year ending September 30 of the calendar year, an Officer participant’s new deferral election or a written revocation of a deferral election may be made as late as March 30 of that calendar year.

2.An immediate cancellation of a participant’s deferral election will be permitted if the cancellation is on account of an unforeseeable emergency, within the meaning of Code Section 409A and the regulations thereunder.

Section 10.    Manner of Deferral Elections. A participant may elect to defer compensation by giving written notice to the Company on a form provided by the Company. That notice must include (1) the amount to be deferred; (2) an election of a lump sum payment or installment payments, and the number of annual installments (not to exceed 10), if applicable, for the payment of deferred compensation; and (3) the date of the lump sum payment or the first installment payment. A copy of the notice (i.e., the “Election to Defer Compensation”) is attached hereto and made a part hereof.

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Exhibit 10.27
The form and manner for paying deferred compensation benefits specified by a participant in the notice described above will apply only to deferred compensation attributable to amounts deferred while the notice remains in effect. Subject to the Code Section 409A transition rule and the rules for changing the time and form of payment described in Section 12, once a participant designates the form and manner for paying deferred compensation attributable to amounts deferred while a notice is in effect, that time and form for paying that deferred compensation as described in the notice may not be changed.

If the participant wishes to make and file a new deferral election, in accordance with this Section, with respect to compensation payable in a subsequent year, the participant also may specify a new time and manner for paying the deferred compensation attributable to amounts deferred made while the new notice is in effect. To the extent that a participant defers compensation under multiple notices having different times and forms of payment, the Committee will maintain adequate records (e.g., sub-accounts) for tracking amounts deferred under each of those notices.

In the event of a participant’s death before he has received all of the deferred compensation payments to which he is entitled under the Plan, the value of the participant’s Deferred Compensation Account will be determined as of the day immediately following death, and those amounts will be paid to the estate of the deceased participant, or his designated beneficiary, within 20 days after the Company receives written notice of the participant’s death and the appointment of a legal representative of the estate of the deceased participant.

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Section 11.    Value of Deferred Compensation Account. Prior to March 30,

2002, the value of a participant’s Deferred Compensation Account is the dollar value of the Deferred Compensation Account attributable to contributions made before March 30, 2002 based on the greater of (A) an amount determined in accordance with Section 6 by multiplying the Class A Share equivalent number credited to a participant’s Deferred Compensation Account by the closing price on the New York or American Stock Exchange, as the case may be, of the Company’s Class A Shares on the date the determination is made, or (B) the dollar value of the Deferred Compensation Account calculated in accordance with Section 5. On March 29, 2002, the dollar value of a participant’s Deferred Compensation Account is determined in accordance with the immediately preceding sentence in this Section using the closing price of the Company’s stock on March 29, 2002 and will be the basis for determining future valuations of the participant’s Deferred Compensation Account. For valuation dates subsequent to March 29, 2002, the dollar value of the Deferred Compensation Account is determined solely in accordance with Section 5.

Section 12.    Payment of Deferred Compensation. No withdrawal may be made from the participant’s Deferred Compensation Account, except as provided in this Section.

General Rule. When annual installments are elected, payments will be made on each January 15 in accordance with the participant’s election as provided in Section 10. The amount of each installment will be determined by dividing the Deferred Compensation Account balance, as determined as provided in Section 11, by the number of installments to be paid or by multiplying the value of the participant’s Deferred Compensation Account, as determined as

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provided in Section 11, by a fraction, the numerator of which is one, and the denominator of which is the total number of installments elected, minus the number of any installments previously paid.

If a lump sum payment has been directed prior to March 30, 2002, the value of the participant’s Deferred Compensation Account will be determined in accordance with Section 11 using the closing price of such Class A Shares traded on the New York Stock Exchange on the preceding December 31.

Whenever a lump sum payment of the full value of the Deferred Compensation Account is to be made to a participant, the Company will make payment in cash, provided, however, the Company, in its sole discretion, may make payment to the participant in Class A Shares to the extent of the amount by which the value of the Deferred Compensation Account exceeds the dollar value of the deferred compensation credited to the Deferred Compensation Account, ignoring any compounded interest credited under Section 5.

409A Transition Rule. If any participant is deferring, or has deferred, compensation under the terms of an “Election to Defer Compensation” form that does not specify both the date on which payment deferred compensation is to commence and the form of payment (e.g., the number of installments) in which the participant will receive his deferred compensation, the participant, not later than December 31, 2006, must execute a new “Election to Defer Compensation” form that specifies the time and manner to which his deferred compensation will be paid. Even if a participant is deferring, or has deferred, compensation under the terms of an “Election to Defer Compensation” form that specifies the time and manner

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Exhibit 10.27
for paying his deferred compensation, the participant, consistent with the provisions found in Internal Revenue Service Notice 2005-1 and regulations proposed under Code Section 409A, may make a new payment election that (i) overrides any prior election, and (ii) specifies a new time and form for making payments of previously accumulated deferred compensation amounts, as long as the new election is made in accordance with Section 10 and is made prior to December 31, 2006. However, a participant, in calendar year 2006, may not change payment elections (x) with respect to payments the participant would otherwise receive in 2006, or (y) that would cause deferred compensation amounts to become payable in 2006.

Changing the Time and Form of Payment. At any time, a participant may elect to change the date on which, and the form of benefit under which, he is to receive his deferred compensation payments under the Plan, provided (i) the new election is made in writing, (ii) the new election is not effective until 12 months after the date on which the election is made, (iii) in the case of an election related to a specific time or pursuant to a fixed schedule, the new election is not made fewer than 12 months prior to the date of the first payment, and (iv) in the case of an election related to a payment other than a payment on account of death, the first payment with respect to which the new election is made is deferred for a period of not less than 5 years from the date the payment would otherwise have been made.

Six-Month Delay. If deferred compensation is payable to a participant who is a Specified Employee solely because that participant has “separated from service” within the meaning of Code Section 409A, that deferred compensation may not be paid prior to the date that is six months after the participant’s separation from service (or, if earlier, the date of the

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participant’s death). Payments to which a participant would otherwise be entitled during the first six months following the date of his separation from service will be accumulated and paid, along with any interest, on the day that is six months after the participant’s separation from service.
During the period of payment suspension, all amounts accumulated will earn interest. Interest will be calculated using the average of the monthly borrowing rate under the Company’s principal U.S. credit facilities or its equivalent for the six months prior to termination of service. Interest due the participant will be determined by multiplying each delayed payment by the interest rate as determined, with the product then multiplied by a fraction, the numerator of which is the number of months each payment was delayed and the denominator of which is 12. For purposes of the Plan, “Specified Employee” means is an employee who is determined to be a “specified employee” within the meaning of Code Section 409A, based on an “identification date” within the meaning of Code Section 409A of December 31. An Executive who is a Specified Employee at any time during the 12-month period ending on December 31 will be deemed to be a Specified Employee for the 12-month period commencing the following April 1.

Section 13.    Participant’s Rights Unsecured. The right of any participant to receive any future installments under the provisions of this Plan will be an unsecured claim against the general assets of the Company. Although prior to March 30, 2002 the amounts of deferred compensation may, in part, be measured by a Class A Share equivalent number, no participant has any right to receive any shares of Class A stock.

Section 14.    Statement of Account. Statements will be sent to participants at least annually, but in any event, not later than February as to the value of the participant’s

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Deferred Compensation Account as of the end of December of the preceding year, as determined in accordance with Section 9.

Section 15.    Assignability. The right to receive payments under this Plan is not transferable or assignable by a participant, except by will or by the laws of descent and distribution.

Section 16.    Dilution and Other Adjustments. In the event of any changes in the Company’s Class A Shares by reason of any share distribution or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, corresponding adjustment in the participant’s Deferred Compensation Account will be made by the Company and will be conclusive and binding for all purposes of the Plan.

Section 17.    Committee. The Board of Directors of the Company may appoint a Committee to administer this Plan. The Committee, unless otherwise constituted, is the Executive Compensation Committee of the Board.

Section 18.    Amendment. This Plan may, at any time or from time to time, be amended, modified or terminated by the Board or the Executive Committee of the Board. No amendment, modification or termination may, without the consent of a participant, adversely affect the participant’s accruals in his Deferred Compensation Account.

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